Exhibit 1.1

NISSAN MASTER OWNER TRUST RECEIVABLES,

$515,000,000 ONE-MONTH LIBOR + 0.31% SERIES 2017-A NOTES

May 8, 2017

Underwriting Agreement

MUFG Securities Americas Inc.

as Representative of the

Several Underwriters (the “Representative”)

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

Dear Ladies and Gentlemen:

1. Introductory. Nissan Master Owner Trust Receivables (the “Trust”), a Delaware statutory trust, hereby confirms its agreement with MUFG Securities Americas Inc. (the “Representative”) and the several underwriters named in Schedule 1 hereto (together with the Representative, collectively, the “Underwriters”) with respect to the purchase by the Underwriters of $515,000,000 aggregate principal amount of one-month LIBOR + 0.31% Nissan Master Owner Trust Receivables, Series 2017-A Notes (the “Notes”) of the Trust, which Notes the Trust proposes to sell to the Underwriters under the terms and conditions herein.

The Notes will be issued pursuant to the Amended and Restated Indenture, dated as of October 15, 2003 (as amended, modified and supplemented, the “Indenture”), between the Trust and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”) and the Annex of Definitions attached to the Amended and Restated Transfer and Servicing Agreement, dated as of October 15, 2003 (as amended, modified and supplemented, the “Transfer and Servicing Agreement”), among Nissan Wholesale Receivables Corporation II (the “Depositor”), the Trust and Nissan Motor Acceptance Corporation (“NMAC”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Indenture.

2. Representations and Warranties of the Trust, the Depositor and NMAC. Each of the Trust, the Depositor and NMAC, jointly and severally, represents and warrants to and agrees with the several Underwriters as of the date hereof and the Series 2017-A Issuance Date (as defined in Section 3(c) hereof) that:

(a) A registration statement (No. 333-210906) and Amendments No. 1 and No. 2 thereto, including a form of prospectus relating to the Notes, has been filed on Form SF-3 with the Securities and Exchange Commission (the “Commission”) and either (i) has been declared effective by the Commission within the three years prior to the Series 2017-A Issuance Date and is still effective as of the date hereof under the Securities Act of 1933, as amended (the “Act”), and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the “initial registration statement”) has been declared effective, either (i) any additional registration statement (the “additional registration statement”) relating to the Notes has been filed with the Commission pursuant to Rule 462(b) under the Act (“Rule 462(b)”) and declared effective upon filing, and the Notes have been registered under the Act pursuant to the initial registration statement and such additional registration statement or (ii) any such additional registration statement proposed to be filed with the Commission pursuant to Rule 462(b) will become effective upon filing pursuant to Rule 462(b) and upon such filing the Notes will have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Depositor does not propose to amend the initial registration statement, any such additional registration statement or any post-effective amendment to either such registration statement filed with the Commission prior to the execution and delivery of this Agreement, then the most recent amendment (if any) to each such registration statement has been declared effective by the Commission within the three years prior to the Series 2017-A Issuance Date and is still effective as of the date hereof under the Act.

The conditions to the use by the Depositor of the Registration Statement in connection with the Notes, including the Registrant Requirements set forth in General Instruction I.A. of Form SF-3 and the Transaction Requirements set forth in General Instruction I.B. of Form SF-3, and the conditions of Rule 415 under the Act, have been satisfied and will be satisfied as of the Closing Date. The Depositor has paid the registration fee for the Notes in accordance with Rule 456 of the Act.

(b) For purposes of this Agreement, the term “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Depositor has advised the Representative that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Act or (ii) if the Depositor has advised the Representative that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If the Depositor has advised the Representative that it proposes to file, but has not filed, an additional registration statement, the term “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b).

(c) The initial registration statement and all amendments and supplements thereto, as amended at its time of effectiveness, including all information (i) contained in the additional registration statement (if any), (ii) deemed to be a part of the initial registration statement as of the time of effectiveness of the additional registration statement (if any) pursuant to the General Instructions of the Form on which it is filed and (iii) deemed to be a part of the initial registration statement as of its time of effectiveness pursuant to Rule 430A(b) under the Act (“Rule 430A(b)”), is hereinafter referred to as the “Initial Registration Statement.” The additional registration statement and all amendments and supplements thereto, as amended at its time of effectiveness, including the contents of the initial registration statement incorporated by reference therein and deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement.” The Initial Registration Statement, the Additional Registration Statement, and all Incorporated Documents (as defined below), are hereinafter referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” As used herein, the term “Incorporated Documents”, when used with respect to the Registration Statement as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement (i) as of such date pursuant to Item 10 of Form SF-3 or pursuant to a no-action letter of the Commission or (ii) as of any other date pursuant to Rule 430D(f) under the Act. A preliminary prospectus, dated May 2, 2017, as supplemented by the supplement to preliminary prospectus, dated May 8, 2017, relating to the Notes will be filed with the Commission in connection with the offering and sale of the Notes pursuant to and in accordance with Rule 424(h) under the Act (“Rule 424(h)”) within the time period required thereby (together, including all material incorporated by reference therein, the “Preliminary Prospectus”). A free writing prospectus, dated May 2, 2017, relating to the ratings on the Notes (the “Ratings Free Writing Prospectus”) will be filed with the Commission in accordance with Section 7 (to the extent required by Rule 433 under the Act (“Rule 433”)). A final prospectus, dated May 8, 2017, relating to the Notes will be filed with the Commission in connection with the offering and sale of the Notes pursuant to and in accordance with Rule 424(b) under the Act (“Rule 424(b)”) within the time period required thereby (together, including all material incorporated by reference therein, the “Final Prospectus”).

(d) (i) (A) On the effective date of any Registration Statement whose time of effectiveness is prior to the execution and delivery of this Agreement, each such Registration Statement conformed, (B) on the date of this Agreement, each such Registration Statement conforms and (C) on any related effective date of the Registration Statement, subsequent to the date of this Agreement and on the Series 2017-A Issuance Date, each such Registration Statement will conform, in all respects to the requirements of the Act and the rules and regulations of the Commission (the “Rules and Regulations”) and the Trust Indenture Act of 1939, as amended (the “1939 Act”), except where such failure to conform would not have a material adverse effect on the Depositor’s or the Servicer’s respective ability to perform its obligations under the Basic Documents (as herein defined), and at such times each such Registration Statement, as amended, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. (ii) As of 4:30 p.m. (New York time) on May 8, 2017 (the “Date of Sale”), which shall be the date and time of the first contract of sale for the Notes, and at the time of filing of the Preliminary Prospectus pursuant to Rule 424(h) (or, if no such filing is required, at the effective date of the Additional Registration Statement that includes the Preliminary Prospectus), the Preliminary Prospectus, together with the Ratings Free Writing Prospectus, did not include, does not include and will not include, any untrue statement of a material fact, nor did, does or will the Preliminary Prospectus, together with the Ratings Free Writing Prospectus, omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall appear only in the Final Prospectus). As of the date of the first use of the Final Prospectus, at the time of filing of the Final Prospectus pursuant to Rule 424(b) (or, if no such filing is required, at the effective date of the Additional Registration Statement that includes the Final Prospectus), on the date of this Agreement and at the Series 2017-A Issuance Date, the Final Prospectus, as amended and supplemented as of such dates, will conform, in all respects to the requirements of the Act and the Rules and Regulations, except where such failure to conform would not have a material adverse effect on the Depositor’s or the Servicer’s respective ability to perform its obligations under the Basic Documents, and does not include, and will not include, any untrue statement of a material fact, nor did, does or will the Final Prospectus, as amended and supplemented as of such dates, omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The three preceding sentences do not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Final Prospectus based upon the Underwriter Information (as defined herein) or to that part of the Registration Statement which constitutes the Statement of Qualification under the 1939 Act on Form T-1 (the “Form T-1”) of the Indenture Trustee (which will be represented and warranted to by the Indenture Trustee). If the time of effectiveness of the Registration Statement is subsequent to the date of this Agreement, no Additional Registration Statement has been or will be filed. The Indenture has been qualified under the 1939 Act.

(e) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Final Prospectus, as amended and supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the Depositor’s ability to perform its obligations under this Agreement, the Administration Agreement, the Trust Agreement, the Transfer and Servicing Agreement, the Indenture, the Asset Representations Review Agreement and the Receivables Purchase Agreement (collectively, the “Basic Documents”). The Depositor is not, and on the date on which the first bona fide offer of the Notes was made, was not, an “ineligible issuer” as defined in Rule 405 of the Rules and Regulations.

(f) The Trust has been duly formed and is validly existing as a statutory trust and is in good standing under the laws of the state of Delaware, with full power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and Final Prospectus, as amended and supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to qualify to transact business or be in good standing would not have a material adverse effect on the Trust’s ability to perform its obligations under the Basic Documents.

(g) NMAC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with corporate power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Final Prospectus, as amended and supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the NMAC’s ability to perform its obligations under the Basic Documents.

(h) The consummation of the transactions contemplated by the Basic Documents, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon any of the property or assets of the Trust, the Depositor or NMAC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement, or similar agreement or instrument under which any of the Trust, the Depositor or NMAC is a debtor or guarantor, except where such conflict, breach, default or creation could not reasonably be expected to have a material adverse effect on the Trust’s, the Depositor’s or NMAC’s respective ability to perform its obligations under the Basic Documents or the validity or enforceability thereof.

(i) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required to be obtained or made by any of the Trust, the Depositor or NMAC for the consummation of the transactions contemplated by the Basic Documents except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Trust’s interest in the Receivables, or where the failure to obtain such consent, approval, authorization or order of, or filing with any court or governmental agency or body could not reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Basic Documents.

(j) None of the Trust, the Depositor or NMAC is in violation of its trust agreement, certificate of incorporation or articles of incorporation, as applicable, or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated in the Basic Documents or on the Trust’s, the Depositor’s or NMAC’s respective ability to perform its obligations under each Basic Document to which it is a party. The execution, delivery and performance of the Basic Documents and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not, subject to obtaining any consents or approvals as may be required under the securities or “blue sky” laws of various jurisdictions: (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Trust, the Depositor or NMAC or their respective properties or any agreement or instrument to which any of the Trust, the Depositor or NMAC is a party or by which any of the Trust, the Depositor or NMAC is bound or to which any of their respective properties are subject, except where such breach, violation, or default would not have a material adverse effect on the Trust’s, the Depositor’s or NMAC’s respective ability to perform its obligations under each Basic Document to which it is a party or the validity or enforceability thereof, or (ii) conflict with the Trust’s, the Depositor’s or NMAC’s charter or by-laws, and each of the Trust, the Depositor and NMAC has the requisite power and authority to enter into each Basic Document to which it is a party and to consummate the transactions contemplated hereby and thereby.

(k) Each Basic Document to which the Trust, the Depositor or NMAC, respectively, is a party has been duly authorized, executed and delivered by, and (assuming the due authorization and delivery thereof by the other parties hereto and thereto) constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its respective terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(l) The Notes have been duly authorized and, when executed and delivered in accordance with the Indenture and delivered against the consideration therefor, will be valid and binding obligations of the Trust, enforceable against the Trust in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(m) There are no legal or governmental proceedings known by the Trust, the Depositor or NMAC to be (i) pending for which the Trust, the Depositor or NMAC has been served official notice, to which the Trust, the Depositor or NMAC is a party or to which any property of the Trust, the Depositor or NMAC is subject, or (ii) threatened or contemplated by any governmental authority or threatened by others, which proceedings in either clause (i) or (ii) above, (A) assert the invalidity of all or part of any Basic Document, (B) seek to prevent the issuance of the Notes, (C) (whether individually or in the aggregate) would materially and adversely affect the Trust’s, the Depositor’s or NMAC’s obligations under any Basic Document to which it is a party, or (D) (whether individually or in the aggregate) seek to affect adversely the federal or state income tax attributes of the Notes.

(n) Any material taxes, fees and other governmental charges that have been assessed and are known to the Depositor to be due in connection with the execution, delivery and issuance of the Basic Documents shall have been paid by the Trust, the Depositor or NMAC at or prior to the Series 2017-A Issuance Date.

(o) Each of the Trust, the Depositor and NMAC possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies, the absence of which would have a material adverse effect on the ability of the Trust, the Depositor or NMAC, respectively, to perform its duties under each Basic Document to which it is a party, and none of the

Trust, the Depositor or NMAC has received notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, individually or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the ability of the Trust, the Depositor or NMAC to perform its obligations under each Basic Document to which it is a party.

(p) As of the Series 2017-A Issuance Date and subject to the lien of the Indenture Trustee (for the benefit of the Noteholders), the Trust will have good and marketable title, free and clear of all prior liens, charges and encumbrances (other than liens permitted under the Basic Documents), to the Receivables and such other items comprising the Collateral.

(q) As of the Series 2017-A Issuance Date, the Notes and each Basic Document will conform in all material respects to the description thereof contained in the Preliminary Prospectus and the Final Prospectus, as then amended and supplemented.

(r) The nationally recognized accounting firm referenced in Section 7(a) is independent from the Depositor and the Servicer.

(s) Neither the Trust nor the Depositor is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”). In making such representation and warranty, the Trust relies on one or more of the exclusions or exemptions from the definition of “investment company” under the 1940 Act contained in Section 3(c)(5) of the 1940 Act or Rule 3a-7 under the 1940 Act, although there may be additional exclusions or exemptions on which the Trust may rely. The Trust is structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(t) The representations and warranties of each of the Depositor, the Trust and NMAC in each Basic Document to which it is a party, as applicable, are true and correct in all material respects.

(u) Other than the Preliminary Prospectus, the Ratings Free Writing Prospectus, the Final Prospectus and any materials included in one or more “road shows” (as defined in Rule 433(h) under the Act) relating to the Notes (each, a “Road Show”) authorized or approved by the Depositor and NMAC, none of the Trust, the Depositor or NMAC (including their respective agents and representatives other than the Underwriters in their capacity as such) has made, used, prepared, authorized or approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes.

(v) None of the Trust, the Depositor or NMAC knows of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, as then amended and supplemented, which is not filed (or, as applicable, will not be filed within the proscribed time period) or described as required.

(w) The Servicer has executed and delivered a written representation to each rating agency hired to rate the Notes (each a “Rating Agency,” and collectively the “Rating Agencies”) that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”), and it has complied and has caused the Depositor to comply with each such representation, other than any breach of such representation that would not have a material adverse effect on the Noteholders.

(x) NMAC has engaged a nationally recognized accounting firm to perform a comparison of certain information in a data tape with respect to the Receivables prepared by NMAC to certain randomly selected Receivables (the “Third-Party Due Diligence Services”). NMAC has not engaged any other third-party due diligence services providers with respect to the Receivables. All “third-party due diligence reports” generated in connection with the Third-Party Due Diligence Services are, as between the parties to this Agreement, deemed to have been obtained by NMAC pursuant to Rules 15Ga-2(a) and (b). NMAC has timely complied with all of its legal obligations with respect to any reports generated as a result of any such engagement pursuant to Rules 15Ga-2 and 17g-10 under the Exchange Act and has provided a copy of each final report to the Underwriters prior to furnishing such reports to the Commission on EDGAR.

(y) NMAC has complied, and is the appropriate entity to comply, with all requirements imposed on the “sponsor of a securitization transaction” in accordance with the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”), in each case directly or (to the extent permitted by the Credit Risk Retention Rules) through a “wholly-owned affiliate” (as defined in the Credit Risk Retention Rules, a “Wholly-Owned Affiliate”). On the Closing Date, NMAC or its Wholly-Owned Affiliate will hold a “seller’s interest” (as defined in the Credit Risk Retention Rules), calculated in accordance with Regulation RR, in an amount not less than five percent (5%) of the aggregate unpaid principal balance of all outstanding investor “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust, determined in accordance with the Credit Risk Retention Rules. The Preliminary Prospectus contains all of the disclosures required to be made therein under 17 C.F.R. §246.5(k)(1).

3. Purchase, Sale and Delivery of Notes.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Trust agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Trust, the aggregate principal amounts of the Notes set forth opposite the names of the Underwriters in Schedule 1 hereto.

(b) The Notes are to be purchased by the Underwriters at a purchase price equal to 99.78000% of the aggregate principal amount thereof.

(c) Against payment of the purchase price by wire transfer of immediately available funds to the Trust, the Trust will deliver the Notes to the Representative, for the account of the Underwriters, at the office of Mayer Brown LLP, at 71 S. Wacker Drive, Chicago, Illinois 60606 or at such other place as shall be agreed upon by the Representative, the Depositor and the Servicer, on May 15, 2017, at 10:00 a.m., New York time, or at such other time not later than seven full Business Days thereafter as the Representative, the Depositor and the Trust determine, such time being herein referred to as the “Series 2017-A Issuance Date.” The Notes to be so delivered will be initially represented by one or more securities registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive securities evidencing the Notes will be available only under the limited circumstances set forth in the Indenture.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Preliminary Prospectus and the Final Prospectus.

5. Covenants of the Depositor and the Trust. Each of the Depositor and the Trust, as applicable, and NMAC (solely with respect to Sections 5(l) and 5(m)) covenants and agrees with the several Underwriters that:

(a) Each of the Depositor and the Trust will file the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Final Prospectus with the Commission pursuant to and in accordance with Rule 424(h), Rule 433 and Rule 424(b), as applicable, within the prescribed time period. If the time of effectiveness of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an Additional Registration Statement is necessary to register a portion of the Notes under the Act but the time of effectiveness thereof has not occurred as of such execution and delivery, the Depositor will file the Additional Registration Statement or a post-effective amendment thereto, as the case may be, with the Commission pursuant to and in accordance with Rule 462(b).

(b) The Depositor will advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Final Prospectus, and will not effect such amendment or supplementation without the Representative’s consent; and the Depositor will also advise the Representative promptly of the effectiveness of the Registration Statement (if the time of effectiveness of the Registration Statement is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Final Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to lift such stop order as soon as possible, if issued.

(c) The Depositor will arrange for the qualification of the Notes for offering and sale under the securities laws of such jurisdictions in the United States as the Representative may reasonably designate and to continue such qualifications in effect so long as necessary under such laws for the distribution of such securities; provided that in connection therewith the Depositor shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction.

(d) If, at any time when the delivery of a prospectus shall be required by law in connection with sales of any Notes (including delivery as contemplated by Rule 172 under the Act), either (i) any event shall have occurred as a result of which the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Final Prospectus, as then amended and supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Final Prospectus, the Depositor will promptly notify the Representative and will promptly prepare for review by the Representative and file with the Commission an amendment or a supplement to the Preliminary Prospectus, such Ratings Free Writing Prospectus or the Final Prospectus which will correct such statement or omission or effect such compliance. Neither your consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7, unless such consent specifically waives such conditions.

(e) The Depositor will cause the Trust to make generally available to Holders as soon as practicable, but not later than fourteen months after the effective date of the Registration Statement, an earnings statement of the Trust covering a period of at least twelve consecutive months beginning after such effective date and satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder); provided that this covenant may be satisfied by posting the monthly investor reports for the Trust on a publicly available website or filing such monthly investor reports with the Commission.

(f) The Depositor will furnish to the Representative, during the period referred to in Section 5(d), as many copies of the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

(g) So long as any of the Notes are outstanding, the Depositor will furnish to the Representative copies of all reports or other communications furnished to Holders, and deliver to the Representative during such same period (i) as soon as they are available, copies of any reports furnished to or filed with the Commission and (ii) such additional information concerning the business and financial condition of the Depositor and the Trust as the Representative may from time to time reasonably request; provided that this covenant may be satisfied by posting such reports or other communications on a publicly available website or filing such reports or communications with the Commission.

(h) The Depositor will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the printing (or otherwise reproducing) and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the preparation, issuance and delivery of the Notes to the Underwriters; (iii) the fees and disbursements of the Depositor’s and NMAC’s counsel and accountants; (iv) the fees of DTC in connection with the book-entry registration of the Notes; (v) the qualification of the Notes under state securities law in accordance with the provisions of Section 5(c) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the blue sky survey, if required; (vi) the printing (or otherwise reproducing) and delivery to the Underwriters of copies of the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Final Prospectus and any amendments or supplements thereto; (vii) the reproducing and delivery to the Underwriters of copies of the blue sky survey; and (viii) the fees charged by any Rating Agency for rating the Notes. The Underwriters shall not be responsible for the fees and disbursements of any of the Owner Trustee, the Indenture Trustee or their respective counsel.

(i) Until the retirement of the Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Depositor will deliver to the Representative the annual statements of compliance furnished to the Indenture Trustee pursuant to Section 3.05 of the Transfer and Servicing Agreement, as soon as such statements are furnished to the Indenture Trustee or the Owner Trustee, as applicable; provided that this covenant may be satisfied by posting such statements on a publicly available website or filing such statements with the Commission.

(j) On or prior to the Series 2017-A Issuance Date, the Depositor shall cause or have caused its and NMAC’s computer records relating to the Receivables to be marked to show the Trust’s absolute ownership of the Receivables, and from and after the Series 2017-A Issuance Date neither the Depositor nor NMAC shall take any action inconsistent with the Trust’s ownership of such Receivables, other than as permitted by the Transfer and Servicing Agreement.

(k) To the extent, if any, that the rating provided with respect to the Notes by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Depositor, the Depositor shall furnish, and shall cause NMAC to furnish, such documents and take any such other actions.

(l) The Servicer shall comply with the representations made by it to each Rating Agency pursuant to paragraph (a)(3)(iii) of Rule 17g-5, other than any breach of such representation that would not have a material adverse effect on the Noteholders.

(m) NMAC will comply, and will cause each of its Wholly-Owned Affiliates to comply, with the Credit Risk Retention Rules, as in effect from time to time, in connection with the Nissan Master Owner Trust Receivables, Series 2017-A transaction.

6. Covenants of the Underwriters.

(a) Each of the Underwriters severally, and not jointly, covenants and agrees with the Depositor that other than the Preliminary Prospectus, the Ratings Free Writing Prospectus, the Final Prospectus and any materials included in a Road Show authorized or approved by the Depositor and NMAC, without NMAC’s prior written approval, such Underwriter has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) relating to the offer and sale of the Notes that would constitute a “prospectus” or a “free writing prospectus,” each as defined in the Act or the Rules and Regulations thereunder, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (A) information contemplated by Rule 134 under the Act and included or to be included in the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Final Prospectus, including but not limited to, information relating to the class, size, weighted average life, rating, expected final payment date, legal maturity date, and/or the final price of the Notes, as well as a column or other entry showing the status of the subscriptions for the Notes and/or expected pricing parameters of the Notes, (B) an Intex CDI file that does not contain any Issuer Information (as defined below) other than Issuer Information included in the Preliminary Prospectus or the Ratings Free Writing Prospectus previously filed with the Commission or other written communication containing no more than the following: information contemplated by Rule 134 under the Act and included or to be included in the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Final Prospectus, as well as a column or other entry showing weighted average life, the status of the subscriptions for the Notes and/or expected pricing parameters of the Notes, (C) information customarily included in confirmations of sales of securities and notices of allocations, (D) information regarding the credit ratings assigned to the Notes by the Rating Agencies and (E) any materials included in a Road Show (notwithstanding the foregoing, each Underwriter agrees not to use any portion of the Road Shows in a manner that would require the Depositor or NMAC to file with the Commission such portion of the Road Shows as a free writing prospectus) (each such written communication, an “Underwriter Free Writing Prospectus”); and (ii) unless otherwise consented to by the Depositor or NMAC, no such Underwriter Free Writing Prospectus shall be conveyed in a manner reasonably designed to lead to its broad unrestricted dissemination such that, as a result of such conveyance, the Depositor or NMAC shall be required to make any filing of such Underwriter Free Writing Prospectus pursuant to Rule 433(d) under the Act. As used herein, the term “Issuer Information” means any information of the type specified in clauses (1)—(5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform), other than Underwriter Derived Information. As used herein, the term “Underwriter Derived Information” shall refer to information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) when prepared by any Underwriter, including traditional computational and analytical materials prepared by the Underwriter.

(b) Each Underwriter, severally and not jointly, covenants with the Depositor and the Servicer that on or prior to the Series 2017-A Issuance Date, and thereafter, to the extent applicable, so long as it is acting as an “underwriter” as defined in Section 2(a)(11) of the Act with respect to the Notes, it (a) has not delivered and will not deliver any Rating Information (as defined below) to any Rating Agency or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), and (b) has not participated and will not participate in any oral communication of Rating Information with any Rating Agency or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act) unless a designated representative from the Servicer participates in such communication; provided, however, that if an Underwriter receives an oral communication from a Rating Agency, such Underwriter is authorized to inform such Rating Agency that it will respond to the oral communication with a designated representative from the Servicer or refer such Rating Agency to the Servicer, who will respond to the oral communication. “Rating Information” means any oral or written information provided to a Rating Agency for the purpose of (i) determining the initial credit rating for the Notes, including information about the characteristics of the Receivables and the legal structure of the Notes, or (ii) undertaking credit rating surveillance on the Notes, including information about the characteristics and performance of the Receivables.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of each of the Trust, the Depositor and NMAC herein on the date hereof and at the Series 2017-A Issuance Date, to the accuracy of the statements of officers of the Trust, the Depositor and NMAC made pursuant to the provisions hereof, to the performance by the Trust, the Depositor and NMAC of their respective obligations hereunder and to the following additional conditions precedent:

(a) On or before the Series 2017-A Issuance Date, a nationally recognized accounting firm who are independent public accountants shall have furnished to the Representative letters dated respectively as of the date of this Agreement and as of the Series 2017-A Issuance Date substantially in the forms of the drafts to which the Representative previously agreed.

(b) If the time of effectiveness of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such time of effectiveness shall have occurred not later than 10:00 a.m., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representative. If the time of effectiveness of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Final Prospectus and all amendments and supplements thereto shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. If the time of effectiveness of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such time of effectiveness shall have occurred not later than 10:00 a.m., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representative. Prior to the Series 2017-A Issuance Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor, shall be contemplated by the Commission.

(c) The Underwriters shall have received an officers’ certificate, dated the Series 2017-A Issuance Date, signed by the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of the Depositor representing and warranting that, to the best of such officers’ knowledge after reasonable investigation, as of the Series 2017-A Issuance Date:

(i) Each of the representations and warranties of the Depositor in this Agreement is true and correct in all material respects, that the Depositor has complied with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Series 2017-A Issuance Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.

(ii) Except as otherwise set forth therein, there has been no material adverse change, since the respective dates as of which information is given in the Preliminary Prospectus or the Final Prospectus (as then amended and supplemented), in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of the Depositor or any of its affiliates (as such term is defined in Rule 501(b) under the Act) (each, an “Affiliate”), or in the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound. Except as otherwise indicated by the context, all references to the term “material” in this Agreement that refer to the Depositor or its Affiliates, or any of them, shall be interpreted in proportion to the business of NMAC and its consolidated subsidiaries, as a whole, and not in proportion to the business of the Depositor or its Affiliate(s) individually.

(d) The Underwriters shall have received an officers’ certificate, dated the Series 2017-A Issuance Date, signed by the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of NMAC representing and warranting that, to the best of such officers’ knowledge after reasonable investigation, as of the Series 2017-A Issuance Date:

(i) Each of the representations and warranties of NMAC in this Agreement is true and correct in all material respects, that NMAC has complied with all agreements and satisfied, in all material respects, all conditions on its part to be performed or satisfied hereunder at or prior to the Series 2017-A Issuance Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.

(ii) Except as otherwise set forth therein, there has been no material adverse change, since the respective dates as of which information is given in the Preliminary Prospectus or the Final Prospectus (as then amended or supplemented), in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of NMAC or any of its Affiliates, or the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound. Except as otherwise indicated by the context, all references to the terms “material” in this Agreement that refer to NMAC or its Affiliates, or any of them, shall be interpreted in proportion to the business of NMAC and its consolidated subsidiaries, as a whole, and not in proportion to the business of NMAC or its Affiliate(s) individually.

(e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Depositor, Nissan North America, Inc. (“NNA”) or NMAC which, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes; (ii) any suspension of trading of any securities of NNA on any exchange or in any over-the-counter market; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (iv) any material disruption in commercial banking, securities entitlement or clearance services in the United States; (v) any banking moratorium declared by federal or New York authorities; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.

(f) At the Series 2017-A Issuance Date, Alan R. Hunn, Esq., General Counsel of the Depositor and NMAC, or other counsel reasonably satisfactory to the Representative in its reasonable judgment, shall have furnished to the Representative such counsel’s written opinion or opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated the Series 2017-A Issuance Date, reasonably satisfactory in form and substance to the Representative and its counsel.

(g) At the Series 2017-A Issuance Date, Mayer Brown LLP, special counsel to the Depositor and NMAC, shall have furnished to the Representative their written opinion or opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated as of the Series 2017-A Issuance Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to general corporate matters, tax matters, the validity of the Notes, the Registration Statement, the Final Prospectus, the effectiveness of such Registration Statement and the information contained in each of the Registration Statement and the Final Prospectus.

(h) At the Series 2017-A Issuance Date, Mayer Brown LLP shall have furnished their written opinion or opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated the Series 2017-A Issuance Date, with respect to the characterization of the transfer of the Receivables by NMAC to the Depositor and with respect to other bankruptcy and perfection of security interest matters and such opinion shall be reasonably satisfactory in form and in substance to the Representative and its counsel.

(i) At the Series 2017-A Issuance Date, Sidley Austin LLP, counsel to the Underwriters, shall have furnished their written opinion dated the Series 2017-A Issuance Date, with respect to the validity of the Notes and such other related matters as the Underwriters shall require, and such opinion shall be reasonably satisfactory in form and substance to the Representative and its counsel and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(j) At the Series 2017-A Issuance Date, Richards, Layton & Finger, counsel to the Trust and the Owner Trustee, shall have furnished their written opinion to you, the Depositor and the Servicer, dated the Series 2017-A Issuance Date and reasonably satisfactory in form and substance to the Representative and its counsel.

(k) At the Series 2017-A Issuance Date, Chapman and Cutler LLP, counsel to the Indenture Trustee, shall have furnished their written opinion dated as of Series 2017-A Issuance Date and reasonably satisfactory in form and substance to the Representative and its counsel.

(l) At the Series 2017-A Issuance Date, in-house counsel to the Asset Representations Reviewer, shall have furnished such counsel’s written opinion dated as of Series 2017-A Issuance Date and reasonably satisfactory in form and substance to the Representative and its counsel.

(m) The Representative shall have received an officer’s certificate dated the 2017-A Issuance Date of the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of each of the Depositor and NMAC in which each such officer shall state that, to the best of such officer’s knowledge after reasonable investigation, the representations and warranties of the Depositor or NMAC, as applicable, contained in the Transfer and Servicing Agreement and the representations and warranties of NMAC or the Depositor, as applicable, contained in the Receivables Purchase Agreement are true and correct in all material respects and that the Depositor or NMAC, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Series 2017-A Issuance Date in all material respects.

(n) At the Series 2017-A Issuance Date, Waller Lansden Dortch & Davis, LLP, special Tennessee counsel to the Depositor and NMAC, shall have furnished their written opinion dated as of Series 2017-A Issuance Date and reasonably satisfactory in form and substance to the Underwriters and their counsel.

(o) The Representative shall have received evidence of ratings letters that assign the ratings to the Notes as specified in the Ratings Free Writing Prospectus.

(p) On or prior to the Series 2017-A Issuance Date, the Trust, the Depositor and NMAC shall have furnished to the Underwriters such further certificates and documents as the Underwriters shall reasonably have required.

8. Indemnification and Contribution.

(a) The Depositor and NMAC shall, jointly and severally, indemnify and hold each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (each a “Control Person”) and the respective officers, directors, agents and employees of any of the foregoing harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Control Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include the omission of pricing and price-dependent information, which information shall of necessity appear only in the Final Prospectus), the Ratings Free Writing Prospectus, the Final Prospectus, any Form ABS-15G furnished to the Commission on EDGAR with respect to the transactions contemplated by this Agreement (each, a “Furnished ABS-15G”), any amendment or supplement thereto, or any materials included in a Road Show authorized or approved by the Depositor and NMAC (when read together with the Preliminary Prospectus), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and Control Person for any legal or other expenses reasonably incurred by such Underwriter or Control Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Depositor nor NMAC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents, in reliance upon and in conformity with the Underwriter Information (as defined below).

(b) Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Depositor, NMAC and the respective officers, directors, agents and employees of any of the foregoing against any losses, claims, damages or liabilities to which the Depositor or NMAC may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus, the Final Prospectus, any Furnished ABS-15G, any amendment or supplement thereto, or any materials included in a Road Show authorized or approved by the Depositor and NMAC (when read together with the Preliminary Prospectus), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Depositor or NMAC by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Depositor or NMAC in connection with investigating or defending any such action or claim as such expenses are incurred. The Depositor and NMAC acknowledge and agree that the only such information furnished to the Depositor or NMAC by any Underwriter through the Representative consists of the following: the statements in the third paragraph (concerning initial offering prices, concessions and reallowances) and in the fourth, fifth, sixth and seventh paragraphs (concerning stabilizing and other activities) under the heading “Underwriting” in the Preliminary Prospectus and the Final Prospectus (collectively, the “Underwriter Information”).

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the commencement thereof, but the omission to so notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under such preceding paragraphs, and with respect to such preceding paragraphs, any such omission shall not relieve it from any liability except to the extent it has been materially prejudiced by such omission. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may be counsel to the Indemnifying Party) and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof and after acceptance of counsel by the Indemnified Party, the Indemnifying Party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Indemnifying Party, (iii) a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iv) the Indemnifying Party has elected to assume the defense of such proceeding but has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not, with respect to any action brought against any Indemnified Party, be liable for the fees and expenses of more than one firm (in addition to any local counsel) for all Indemnified Parties, and all such fees and expenses shall be reimbursed within a reasonable period of time as they are incurred. Any separate firm appointed for the Underwriters and any Control Person in accordance with this subsection (c) shall be designated in writing by the Representative, and any such separate firm appointed for the Depositor or NMAC, its respective directors, officers who sign the Registration Statement and Control Persons in accordance with this subsection (c) shall be designated in writing by the Depositor or NMAC, as the case may be. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, with respect to an action of which the Indemnifying Party was notified and had the opportunity to participate in (whether or not it chose to so participate), the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the fourth sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after actual receipt by a legal officer of such Indemnifying Party of the aforesaid request, and during such 60 day period the Indemnifying Party has not responded thereto, and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an Indemnified Party under subsection (a) or (b) above, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative benefits received by the Depositor and NMAC on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor and NMAC on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor and NMAC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) received by the Depositor and NMAC bear to the total discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or NMAC or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Depositor, NMAC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective obligations and not joint.

(e) The obligations of the Depositor and NMAC under this Section shall be in addition to any liability which the Depositor or NMAC may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Depositor or NMAC, to each officer and director of the Depositor or NMAC who has signed the Registration Statement and to each person, if any, who controls the Depositor or NMAC within the meaning of the Act.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Trust, the Depositor, NMAC or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Underwriter, the Depositor or NMAC or any of their respective representatives, officers or directors or any Control Person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to

Section 10 of this Agreement or if for any reason the purchase of the Notes by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 of this Agreement, and the respective obligations of the Depositor and the Underwriters pursuant to Section 8 of this Agreement shall remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 of this Agreement, the Depositor will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

10. Failure to Purchase the Notes. If any Underwriter or Underwriters default on their obligations to purchase Notes hereunder and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of such Notes, the Representative may make arrangements satisfactory to the Trust for the purchase of such Notes by other persons, including the nondefaulting Underwriter or Underwriters, but if no such arrangements are made by the Series 2017-A Issuance Date, the nondefaulting Underwriter or Underwriters shall be obligated, in proportion to their commitments hereunder, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes, as applicable, and arrangements satisfactory to the nondefaulting Underwriter or Underwriters and the Trust for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Depositor, except as provided in Section 9 of this Agreement.

As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

11. Notices. All communications hereunder will be in writing and, if sent to the Representative or the Underwriters will be mailed, delivered or sent by facsimile transmission or by e-mail and confirmed to MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York, 10020, Attention: Tricia Hazelwood (facsimile number: (646) 434-3636) (e-mail: tricia.hazelwood@mufgsecurities.com); and if sent to the Depositor, will be mailed, delivered, sent by facsimile or by e-mail transmission and confirmed to it at Nissan Wholesale Receivables Corporation II, One Nissan Way, Franklin, Tennessee 37067, attention Treasurer (facsimile number: (615) 725-8530) (e-mail: saviya.wills@nissan-usa.com with a copy to doug.gwin@nissan-usa.com), or, as to each of the foregoing, at such other address, facsimile number or e-mail address as shall be designated by written notice to the other party; provided that all reports, statements or other communications delivered to the Representative or the Underwriters hereunder shall be deemed to be delivered if a copy of such report, statement or other communication has been posted on a publicly available website or filed with the Commission.

12. No Bankruptcy Petition. Each Underwriter agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Trust, the Depositor or by a trust for which the Depositor was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Trust or the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.

13. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriters and the Depositor and their respective successors and the officers, directors, agents and employees and Control Persons referred to in Section 9 of this Agreement, and no other person will have any right or obligations hereunder.

14. Representation of the Underwriters. The Representative will act for the several Underwriters in connection with the transactions described in this Agreement, and any action taken by the Representative under this Agreement will be binding upon all the Underwriters.

15. Representations, Warranties and Covenants of Underwriters. With respect to any offers or sales of the Notes outside the United States (and solely with respect to any such offers and sales) each Underwriter severally and not jointly makes the following representations, warranties and covenants:

(a) Each Underwriter represents and agrees that it will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers or sells the Notes or possesses or distributes the Preliminary Prospectus or the Final Prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither the Depositor nor NMAC shall have any responsibility therefor.

(b) No action has been or will be taken by such Underwriter that would permit public offering of the Notes or possession or distribution of any offering material in relation to the Notes in any jurisdiction where action for that purpose is required unless the Depositor or NMAC has agreed to such actions and such actions have been taken.

(c) Each Underwriter represents and agrees that it will not offer, sell or deliver any of the Notes or distribute any such offering material in or from any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligation on the Depositor or NMAC or the Underwriters.

(d) Such Underwriter acknowledges that it is not authorized to give any information or make any representation in relation to the Notes other than (i) oral communications that are consistent with the Preliminary Prospectus, the Ratings Free Writing Prospectus, any Road Show or the Final Prospectus and would not cause the Trust, the Depositor or NMAC to incur liability, (ii) those contained or incorporated by reference in the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Final

Prospectus for the Notes, (iii) an Underwriter Free Writing Prospectus in accordance with Section 6 of this Agreement, and (iv) such additional information, if any, as the Depositor or NMAC shall, in writing, provide to and authorize such Underwriter so to use and distribute to actual and potential purchasers of the Notes.

(e) Each Underwriter has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

(f) Each Underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust or the Depositor.

(g) Each Underwriter, severally and not jointly, represents to the Depositor and the Servicer that as of the date of this Agreement, it (a) has not delivered any Rating Information to any Rating Agency or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), and (b) has not participated in any oral communication of Rating Information with any Rating Agency or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act) unless a designated representative from the Servicer participated in such communication.

(h) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Notes to the public in that Relevant Member State other than to any legal entity which is a qualified investor as defined in the Prospectus Directive (as defined below); provided that no such offer of Notes shall require the Trust, the Depositor or any of the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

(i) For the purposes of Section 15(h), the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered, so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

16. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

17. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

18. Acknowledgment. Each of the Trust, the Depositor and NMAC hereby acknowledges and agrees that pursuant to this Agreement that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Trust, the Depositor and NMAC with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Trust, the Depositor, NMAC or any other Person. Additionally, neither the Representative nor any other Underwriter is advising the Trust, the Depositor, NMAC or any other Person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Trust, the Depositor and NMAC shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Trust, the Depositor or NMAC with respect thereto. Any review by the Underwriters of the Trust, the Depositor, NMAC, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Trust, the Depositor or NMAC.

19. Owner Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company (“Wilmington Trust”), not individually or personally but solely as owner trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust but made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, individually or personally, to perform any covenants, either expressed or implied, contained herein, all personal liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related document.

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon it will become a binding agreement between the Trust, the Depositor, NMAC and the several Underwriters in accordance with its terms.

Very truly yours,

NISSAN MASTER OWNER TRUST RECEIVABLES

By:	WILMINGTON TRUST COMPANY,
not in its individual capacity
but solely as Owner Trustee

By:	/s/ Dorri Costello
Name: Dorri Costello
Title: Vice President

NISSAN WHOLESALE RECEIVABLES
CORPORATION II

By:	/s/ Steven W. Hetrick
Name: Steven W. Hetrick
Title: Treasurer

NISSAN MOTOR ACCEPTANCE CORPORATION

By:	/s/ Steven W. Hetrick
Name: Steven W. Hetrick
Title: Treasurer

S-1

The foregoing Underwriting Agreement is

hereby confirmed and accepted as of the

date first above written:

MUFG SECURITIES AMERICAS INC.

By:	/s/ Ann Tran
Name: Ann Tran
Title: Executive Director

Acting on behalf of itself

and as Representative of the

several Underwriters

S-2

SCHEDULE 1

Underwriter	Principal Amount of Series 2017-A Notes
MUFG Securities Americas Inc.	$226,600,000
Mizuho Securities USA LLC	$113,300,000
SG Americas Securities, LLC	$113,300,000
Lloyds Securities Inc.	$15,450,000
Scotia Capital (USA) Inc.	$15,450,000
TD Securities (USA) LLC	$15,450,000
Wells Fargo Securities, LLC	$15,450,000

Total	$515,000,000

Schedule 1-1